Press Release

UGI Reports Third Quarter Results; Reaffirms Guidance
August 1, 2018

VALLEY FORGE, PA - UGI Corporation (NYSE: UGI) reported financial results for the fiscal quarter ended June 30, 2018.
HIGHLIGHTS

•	GAAP EPS of $0.30 and adjusted EPS of $0.09 per diluted share compared to GAAP EPS of $(0.11) and adjusted EPS of $0.09 per diluted share in the prior year

•	Weather colder than normal in domestic service territories, significantly warmer than normal at UGI International

•	Benefits from recent acquisitions and projects continue to drive earnings
"Our teams did an excellent job this quarter and delivered another period of strong results," said John L. Walsh, president and chief executive officer of UGI Corporation. "Excluding a $0.09 reserve related to tax savings at the Utility, our third quarter adjusted EPS nearly doubled our results from the prior-year period. We were pleased to see that our recent investments such as UniverGas, DVEP, the Sunbury Pipeline, and the Texas Creek gathering assets have all contributed positively to earnings year to date. These investments align with our core strategy, strengthen our foundation, and keep us well-positioned to deliver long-term earnings growth."
Based on the results of the first nine months of the fiscal year and expectations for the fourth quarter, UGI continues to expect adjusted EPS of $2.70 to $2.80 per diluted share for the fiscal year ending September 30, 2018.1

KEY DRIVERS OF THIRD QUARTER RESULTS

•	AmeriGas: Retail volume up 4% on weather that was 21% colder than the prior year; National Accounts volume up nearly 11%.

•	UGI International: Volume up 14% due to incremental gallons from the UniverGas acquisition in Italy and the positive impact of late-March cold weather on third quarter demand in France.

•
Midstream & Marketing: Weather 27% colder than prior year; margin growth driven primarily by midstream assets including incremental margin from the Sunbury Pipeline and Texas Creek gathering assets and capacity management.

•	UGI Utilities: Core market throughput up 31% on weather that was 33% colder than prior year; margin, excluding the reserve for the Tax Cuts and Jobs Act ("TCJA") (see below), increased $15 million.

•
PA PUC Order: In response to the PA PUC's May 17, 2018 Order, UGI Utilities reduced its revenues and established a regulatory liability for tax savings resulting from the change in the federal tax rate from 35% to 21% for the period January 1, 2018 - June 30, 2018. The after-tax impact of the regulatory liability is $16 million ($0.09), approximately $15 million ($0.08) of which relates to our fiscal second quarter.

CONTACT INVESTOR RELATIONS

Brendan Heck 610-456-6608	Shelly Oates 610-992-3202
1 See note on Guidance and Use of Forward-Looking Statements on page 2

EARNINGS CALL and WEBCAST
UGI Corporation will hold a live Internet Audio Webcast of its conference call to discuss third quarter earnings and other current activities at 9:00 AM ET on Thursday, August 2, 2018. Interested parties may listen to the audio webcast both live and in replay on the Internet at http://www.ugicorp.com/investor-relations/events-and-presentations/default.aspx or at the company website http://www.ugicorp.com under Investor Relations. A telephonic replay will be available from 12:00 PM ET on August 2nd through 11:59 PM ET on August 9th. The replay may be accessed at (855) 859-2056, and internationally at 1-404-537-3406, conference ID 3385959.

ABOUT UGI
UGI is a distributor and marketer of energy products and services. Through subsidiaries, UGI operates natural gas and electric utilities in Pennsylvania, distributes propane both domestically and internationally, manages midstream energy and electric generation assets in Pennsylvania, and engages in energy marketing primarily in the Mid-Atlantic region as well as parts of Europe. UGI, through subsidiaries, is the sole General Partner and owns 26% of AmeriGas Partners, L.P. (NYSE: APU), the nation's largest retail propane distributor.
Comprehensive information about UGI Corporation is available on the Internet at http://www.ugicorp.com.

USE OF NON-GAAP MEASURES
Management uses "adjusted diluted earnings per share," which is derived from "adjusted net income attributable to UGI Corporation," both of which are non-GAAP financial measures, when evaluating UGI's overall performance. For the periods presented, adjusted net income attributable to UGI Corporation is net income attributable to UGI Corporation after excluding net after-tax gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions (principally comprising changes in unrealized gains and losses on such derivative instruments), losses associated with extinguishments of debt, Finagaz integration expenses, the impact on net deferred tax liabilities from a change in the French tax rate and U.S. tax reform legislation, and impairment of Partnership tradenames and trademarks. Volatility in net income at UGI can occur as a result of gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions but included in earnings in accordance with U.S. generally accepted accounting principles ("GAAP").
Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures. Management believes that these non-GAAP measures provide meaningful information to investors about UGI’s performance because they eliminate the impact of (1) gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions and (2) other significant discrete items that can affect the comparison of period-over-period results.
Tables beginning on page 6 reconcile net income attributable to UGI Corporation, the most directly comparable GAAP measure, to adjusted net income attributable to UGI Corporation, and diluted earnings per share, the most comparable GAAP measure, to adjusted diluted earnings per share, to reflect the adjustments referred to above.
NOTE ON GUIDANCE and USE OF FORWARD-LOOKING STATEMENTS
Because we are unable to predict certain potentially material items affecting diluted earnings per share on a GAAP basis, principally mark-to-market gains and losses on commodity and certain foreign currency derivative instruments, Finagaz integration expenses and impacts from tax reform in the U.S. and France, we cannot reconcile 2018 adjusted earnings per share guidance, a non-GAAP financial measure, to diluted earnings per share, the most directly comparable GAAP measure, in reliance on the “unreasonable efforts” exception set forth in SEC rules.
This press release contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read UGI’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of all energy products, including propane, natural gas, electricity and fuel oil, increased customer conservation measures, the impact of pending and future legal proceedings, continued analysis of recent tax legislation, domestic and international political, regulatory and economic conditions in the United States and in foreign countries, including the current conflicts in the Middle East, and foreign currency exchange rate fluctuations (particularly the euro), the timing of development of Marcellus Shale gas production, the availability, timing and success of our acquisitions, commercial initiatives and investments to grow our business, our ability to successfully integrate acquired businesses and achieve anticipated synergies, and the interruption, disruption, failure, malfunction, or breach of our information technology systems, including due to cyber-attack. UGI undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

SEGMENT RESULTS ($ in millions, except where otherwise indicated)
AmeriGas Propane1

For the fiscal quarter ended June 30,	2018	2017	Increase (Decrease)
Revenues	$528.4	$467.5	$60.9	13.0%
Total margin (a)	$283.9	$270.0	$13.9	5.1%
Partnership operating and administrative expenses	$222.4	$227.4	$(5.0)	(2.2)%
Impairment of Partnership tradenames and trademarks	$75.0	$—	$75.0	N.M.
Operating (loss) income	$(54.7)	$4.6	$(59.3)	N.M.
Partnership Adjusted EBITDA	$67.2	$58.4	$8.8	15.1%
Retail gallons sold (millions)	202.0	195.0	7.0	3.6%
Heating degree days - % colder (warmer) than normal (b)	9.6%	(9.6)%
Capital expenditures	$25.7	$20.9	$4.8	23.0%

•	Retail gallons sold increased 3.6% due to cold April weather.

•	Total margin increased primarily reflecting the higher volume and slightly higher retail unit margin.

•
Excluding the effects of the $7.5 million MGP (manufactured gas plant) accrual in the prior-year period, Partnership operating and administrative expenses increased slightly as higher compensation and vehicle expenses were largely offset by lower self-insured casualty and liability expense primarily driven by the absence of a settlement with an insurance carrier recorded in the prior-year period.

•	Recorded a $75 million non-cash impairment charge in the current period associated with a plan to discontinue use of Heritage tradenames and trademarks.

1 UGI, through subsidiaries, is the sole General Partner and owns 26% of AmeriGas Partners, L.P.

UGI International

For the fiscal quarter ended June 30,	2018	2017	Increase (Decrease)
Revenues	$533.6	$351.3	$182.3	51.9%
Total margin (a)	$219.3	$173.1	$46.2	26.7%
Operating and administrative expenses	$173.3	$141.1	$32.2	22.8%
Operating income	$9.0	$0.5	$8.5	1,700.0%
Income (loss) before income taxes	$3.0	$(5.2)	$(8.2)	(157.7)%
Finagaz integration expenses	$7.6	$7.0	$0.6	8.6%
Adjusted income before income taxes	$10.6	$1.8	$8.8	488.9%
LPG retail gallons sold (millions)	180.0	158.6	21.4	13.5%
Heating degree days - % (warmer) than normal (b)	(34.6)%	(2.7)%
Capital expenditures	$27.3	$19.1	$8.2	42.9%
Base-currency results are translated into U.S. dollars based upon exchange rates experienced during the reporting periods. During the third quarter, the euro and British pound sterling were approximately 7% and 5% stronger, respectively, versus the U.S. dollar, compared with the prior-year period.  Although the stronger euro and British pound sterling affects line item comparisons above, the beneficial impact of the stronger currencies on net income was substantially offset by net losses on foreign currency exchange contracts.

•	Retail volume increased due to incremental gallons from the UniverGas acquisition and the carryover benefit of cold late-March weather in France.

•
Total margin increased reflecting higher LPG unit margins, the translation effects of the stronger euro and British pound sterling, incremental margin from the UniverGas and DVEP acquisitions, and slightly higher retail volume at the legacy businesses.

•
Operating expenses increased principally due to the effects of currency translation, incremental expenses associated with the DVEP and UniverGas acquisitions, higher distribution costs, and higher compliance costs associated with energy conservation and operational safety requirements.

•	Operating income increased primarily reflecting the higher total margin partially offset by higher operating and administrative costs and depreciation and amortization expense.

•
Adjusted income before income taxes was higher due to higher operating income adjusted for the effects of higher Finagaz integration expenses, partially offset by realized losses on foreign currency exchange contracts.

SEGMENT RESULTS ($ in millions, except where otherwise indicated)
Midstream & Marketing

For the fiscal quarter ended June 30,	2018	2017	Increase (Decrease)
Revenues	$263.8	$222.8	$41.0	18.4%
Total margin (a)	$48.8	$33.4	$15.4	46.1%
Operating and administrative expenses	$30.4	$23.1	$7.3	31.6%
Operating income	$7.4	$2.8	$4.6	164.3%
Income before income taxes	$8.2	$3.3	$4.9	148.5%
Heating degree days - % colder (warmer) than normal (b)	5.1%	(17.1)%
Capital expenditures	$9.9	$21.7	$(11.8)	(54.4)%

•	Temperatures across Midstream & Marketing's service territory were 5.1% colder than normal; 26.8% colder than the prior year.

•
Total margin increased primarily reflecting higher margin from midstream assets, principally the result of higher natural gas gathering margin and capacity management, and slightly higher margin from retail natural gas and power marketing. The higher natural gas gathering margin reflects incremental margin from our Sunbury Pipeline and Texas Creek gathering assets.

•	Operating expenses increased principally reflecting higher compensation and benefit expenses and higher expenses associated with greater peaking, LNG, and natural gas gathering activities.

•
Operating income and income before taxes increased primarily reflecting the higher total margin, partially offset by higher operating and administrative expenses, higher depreciation expense, and a decrease in other income due to the absence of AFUDC income related to the Sunbury pipeline.

•	Income before income taxes increased due to higher operating income and slightly higher AFUDC income from our equity investment in the PennEast pipeline.

UGI Utilities

For the fiscal quarter ended June 30,	2018	2017	Increase (Decrease)
Revenues	$159.9	$146.6	$13.3	9.1%
Total margin (a)	$86.3	$93.6	$(7.3)	(7.8)%
Operating and administrative expenses	$61.6	$54.7	$6.9	12.6%
Operating income	$3.9	$27.7	$(23.8)	(85.9)%
(Loss) income before income taxes	$(6.1)	$17.5	$(23.6)	(134.9)%
Gas Utility system throughput - billions of cubic feet
Core market	11.4	8.7	2.7	31.0%
Total	53.7	46.5	7.2	15.5%
Gas Utility heating degree days - % colder (warmer) than normal (b)	5.1%	(21.2)%
Capital expenditures	$79.7	$79.1	$0.6	0.8%

•	Gas Utility service territory experienced temperatures that were 5.1% colder than normal and 33.3% colder than the prior year.

•	Core market volumes increased due to colder April weather and customer growth.

•
In response to the PA PUC Order, revenues were reduced by $22.7 million, and a regulatory liability established for tax savings resulting from the change in federal tax rate from 35% to 21% due to the TCJA. The after-tax impact of the regulatory liability is $16.2 million. This is in addition to the $1.4 million reduction in revenues ($0.9 million after-tax) recorded in March 2018.

•	Excluding the impact of the PA PUC Order, total margin increased $15.4 million principally reflecting higher total margin from Gas Utility core market customers and higher large firm delivery margin.

•	Operating and administrative expenses increased due to IT maintenance and consulting expenses, higher uncollectible accounts expense, and higher distribution expenses.

•
Operating income decreased reflecting lower total margin, higher operating and administrative expenses, greater depreciation and amortization, and the absence of $5.8 million of income related to an environmental insurance settlement recorded in the prior year.

(a)
Total margin represents total revenue less total cost of sales and excludes pre-tax gains and losses on commodity derivative instruments not associated with current period transactions. In the case of UGI Utilities, total margin is reduced by revenue-related taxes.

(b)
Average temperatures based upon heating degree days for all of our business segments presented are now based upon recent 15-year periods as we believe more recent temperatures are a better indication of normal weather. Prior period weather statistics have been restated for AmeriGas Propane, Midstream & Marketing, and UGI International, as appropriate, to conform to these new periods.

REPORT OF EARNINGS – UGI CORPORATION
(Millions of dollars, except per share)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,		Twelve Months Ended June 30,
	2018	2017	2018	2017	2018	2017
Revenues:
AmeriGas Propane	$528.4	$467.5	$2,356.0	$2,008.3	$2,801.2	$2,401.8
UGI International	533.6	351.3	2,227.4	1,511.1	2,593.8	1,827.5
Midstream & Marketing	263.8	222.8	1,157.0	916.3	1,361.9	1,091.2
UGI Utilities	159.9	146.6	966.3	768.0	1,085.9	876.2
Corporate & Other (a)	(44.8)	(34.7)	(328.6)	(196.9)	(350.8)	(213.7)
Total revenues	$1,440.9	$1,153.5	$6,378.1	$5,006.8	$7,492.0	$5,983.0
Operating income (loss):
AmeriGas Propane (b)	$(54.7)	$4.6	$359.8	$373.8	$341.3	$331.8
UGI International	9.0	0.5	233.9	210.4	219.2	186.9
Midstream & Marketing	7.4	2.8	167.2	134.6	171.8	149.3
UGI Utilities	3.9	27.7	235.3	226.3	237.3	234.6
Corporate & Other (a)	62.9	(38.4)	13.6	31.5	67.8	(14.6)
Total operating income (loss)	28.5	(2.8)	1,009.8	976.6	1,037.4	888.0
Income from equity investees	1.3	0.9	3.0	3.0	4.3	2.9
Loss on extinguishments of debt	—	(4.4)	—	(59.7)	—	(71.5)
Gain (loss) on foreign currency contracts, net	25.6	(16.2)	9.8	(16.1)	2.0	(16.1)
Interest expense:
AmeriGas Propane	(40.4)	(40.6)	(122.0)	(120.6)	(161.6)	(162.0)
UGI International	(5.5)	(5.6)	(16.3)	(15.2)	(21.7)	(20.8)
Midstream & Marketing	(0.5)	(0.3)	(2.1)	(1.6)	(2.6)	(2.0)
UGI Utilities	(10.0)	(10.2)	(32.0)	(30.5)	(41.7)	(40.2)
Corporate & Other, net (a)	(0.1)	(0.1)	(0.4)	(0.1)	(0.7)	(0.3)
Total interest expense	(56.5)	(56.8)	(172.8)	(168.0)	(228.3)	(225.3)
(Loss) income before income taxes	(1.1)	(79.3)	849.8	735.8	815.4	578.0
Income tax (expense) benefit (c)	(10.6)	17.1	(19.6)	(195.3)	(1.9)	(153.2)
Net (loss) income including noncontrolling interests	(11.7)	(62.2)	830.2	540.5	813.5	424.8
Add net loss (deduct net income) attributable to noncontrolling interests, principally in AmeriGas Partners, L.P.	64.1	43.2	(135.9)	(108.9)	(114.2)	(37.0)
Net income (loss) attributable to UGI Corporation (c)	$52.4	$(19.0)	$694.3	$431.6	$699.3	$387.8
Earnings (loss) per share attributable to UGI shareholders:
Basic	$0.30	$(0.11)	$4.00	$2.49	$4.02	$2.23
Diluted	$0.30	$(0.11)	$3.93	$2.44	$3.95	$2.19
Weighted Average common shares outstanding (thousands):
Basic	173,991	173,742	173,744	173,625	173,748	173,654
Diluted	176,807	173,742	176,702	177,125	176,820	177,198
Supplemental information:
Net income (loss) attributable to UGI Corporation:
AmeriGas Propane	$(11.2)	$(1.4)	$180.2	$47.2	$177.6	$37.0
UGI International	6.5	(2.0)	145.0	165.6	138.0	144.9
Midstream & Marketing	5.8	3.0	194.4	83.1	198.2	93.0
UGI Utilities	(3.0)	10.7	154.5	120.1	150.4	118.3
Corporate & Other (a)	54.3	(29.3)	20.2	15.6	35.1	(5.4)
Total net income (loss) attributable to UGI Corporation	$52.4	$(19.0)	$694.3	$431.6	$699.3	$387.8

(a)
Corporate & Other includes, among other things, net gains and (losses) on commodity and certain foreign currency derivative instruments not associated with current-period transactions and the elimination of certain intercompany transactions.

(b)
AmeriGas operating (loss) income for the three, nine and twelves months ended June 30, 2018 include an impairment charge of $75.0 million as a result of plan to discontinue use of Heritage tradenames and trademarks.

(c)
Net income attributable to UGI Corporation for the three, nine and twelve months ended June 30, 2018 includes income from adjustments to tax-related amounts resulting from the TCJA enacted on December 22, 2017 of $0.8 million, $172.1 million and $172.1 million, respectively, and (losses) income from adjustments to net deferred income tax liabilities in France as a result of tax legislation in France of $(0.1) million, $13.5 million and $15.1 million, respectively. Net income attributable to UGI Corporation for the nine and twelve months ended June 30,

2017 includes the beneficial impact of a $27.4 million adjustment to net deferred income tax liabilities associated with tax legislation in France and an income tax settlement refund of $6.7 million, plus interest, in France.

Non-GAAP Financial Measures - Adjusted Net Income Attributable to UGI and Adjusted Diluted Earnings Per Share

The following tables reconcile net income attributable to UGI Corporation, the most directly comparable GAAP measure, to adjusted net income attributable to UGI Corporation, and reconciles diluted earnings per share, the most comparable GAAP measure, to adjusted diluted earnings per share, to reflect the adjustments referred to previously:

	Three Months Ended June 30,		Nine Months Ended June 30,		Twelve Months Ended June 30,
	2018	2017	2018	2017	2018	2017
Adjusted net income attributable to UGI Corporation (millions):
Net income (loss) attributable to UGI Corporation	$52.4	$(19.0)	$694.3	$431.6	$699.3	$387.8
Net (gains) losses on commodity derivative instruments not associated with current-period transactions (net of tax of $16.5, $(12.6), $10.4, $22.2, $20.1, and $3.3, respectively) (1)(2)	(38.0)	19.8	(26.9)	(29.3)	(48.8)	(3.6)
Unrealized (gains) losses on foreign currency derivative instruments (net of tax of $8.4, $(5.5), $7.7, $(5.6), $3.4, and $(5.6), respectively) (2)	(17.7)	10.5	(16.3)	10.5	(12.9)	10.5
Loss on extinguishments of debt (net of tax of $0, $(0.4), $0, $(6.1), $0, and $(7.3), respectively) (2)	—	0.7	—	9.6	—	11.4
Integration expenses associated with Finagaz (net of tax of $(3.0), $(2.4), $(8.2), $(7.5), $(14.4), and $(12.2) respectively) (2)	4.6	4.6	12.6	14.3	24.5	22.0
Impairment of Partnership tradenames and trademarks (net of tax of $(5.8), $0, $(5.8), $0, $(5.8) and $0, respectively) (2)	14.5	—	14.5	—	14.5	—
Impact from French Finance Bills	0.1	—	(13.5)	(27.4)	(15.1)	(27.4)
Impact from TCJA	(0.8)	—	(172.1)	—	(172.1)	—
Adjusted net income attributable to UGI Corporation	$15.1	$16.6	$492.6	$409.3	$489.4	$400.7

Adjusted diluted earnings per share (3):
UGI Corporation earnings (loss) per share — diluted	$0.30	$(0.11)	$3.93	$2.44	$3.95	$2.19
Net (gains) losses on commodity derivative instruments not associated with current-period transactions (1)	(0.21)	0.10	(0.15)	(0.17)	(0.27)	(0.02)
Unrealized (gains) losses on foreign currency derivative instruments	(0.10)	0.06	(0.09)	0.06	(0.07)	0.06
Loss on extinguishments of debt (1)	—	0.01	—	0.05	—	0.06
Integration expenses associated with Finagaz (1)	0.02	0.03	0.07	0.08	0.14	0.12
Impairment of Partnership tradenames and trademarks	0.08	—	0.08	—	0.08	—
Impact from French Finance Bills	—	—	(0.08)	(0.15)	(0.09)	(0.15)
Impact from TCJA	—	—	(0.97)	—	(0.97)	—
Adjusted diluted earnings per share	$0.09	$0.09	$2.79	$2.31	$2.77	$2.26

Three Months Ended June 30, 2018	Total	AmeriGas Propane	UGI International	Midstream & Marketing	UGI Utilities	Corporate & Other
Adjusted net income attributable to UGI Corporation (millions):
Net income (loss) attributable to UGI Corporation	$52.4	$(11.2)	$6.5	$5.8	$(3.0)	$54.3
Net gains on commodity derivative instruments not associated with current-period transactions (net of tax of $16.5) (2)	(38.0)	—	—	—	—	(38.0)
Unrealized gains on foreign currency derivative instruments (net of tax of $8.4) (2)	(17.7)	—	—	—	—	(17.7)
Integration expenses associated with Finagaz (net of tax of $(3.0)) (2)	4.6	—	4.6	—	—	—
Impairment of Partnership tradenames and trademarks (net of tax of $(5.8)) (2)	14.5	14.5	—	—	—	—
Impact of French Finance Bill	0.1	—	0.1	—	—	—
Impact from TCJA	(0.8)	(0.2)	(0.5)	0.5	(1.1)	0.5
Adjusted net income (loss) attributable to UGI Corporation	$15.1	$3.1	$10.7	$6.3	$(4.1)	$(0.9)

Adjusted diluted earnings per share:
UGI Corporation earnings (loss) per share — diluted	$0.30	$(0.06)	$0.04	$0.03	$(0.02)	$0.31
Net gains on commodity derivative instruments not associated with current-period transactions (1)	(0.21)	—	—	—	—	(0.21)
Unrealized gains on foreign currency derivative instruments	(0.10)	—	—	—	—	(0.10)
Integration expenses associated with Finagaz	0.02	—	0.02	—	—	—
Impairment of Partnership tradenames and trademarks	0.08	0.08	—	—	—	—
Impact of French Finance Bill	—	—	—	—	—	—
Impact from TCJA	—	—	—	—	—	—
Adjusted diluted earnings (loss) per share	$0.09	$0.02	$0.06	$0.03	$(0.02)	$—

Three Months Ended June 30, 2017	Total	AmeriGas Propane	UGI International	Midstream & Marketing	UGI Utilities	Corporate & Other
Adjusted net income attributable to UGI Corporation (millions):
Net (loss) income attributable to UGI Corporation	$(19.0)	$(1.4)	$(2.0)	$3.0	$10.7	$(29.3)
Net losses on commodity derivative instruments not associated with current-period transactions (net of tax of $(12.6)) (2)	19.8	—	—	—	—	19.8
Unrealized losses on foreign currency derivative instruments (net of tax of $(5.5)) (2)	10.5	—	—	—	—	10.5
Loss on extinguishment of debt (net of tax of $(0.4)) (2)	0.7	0.7	—	—	—	—
Integration expenses associated with Finagaz (net of tax of $(2.4)) (2)	4.6	—	4.6	—	—	—
Adjusted net income (loss) attributable to UGI Corporation	$16.6	$(0.7)	$2.6	$3.0	$10.7	$1.0

Adjusted diluted earnings per share:
UGI Corporation earnings (loss) per share - diluted	$(0.11)	$(0.01)	$(0.01)	$0.02	$0.06	$(0.17)
Net losses on commodity derivative instruments not associated with current-period transactions	0.10	—	—	—	—	0.10
Unrealized losses on foreign currency derivative instruments (1)	0.06	—	—	—	—	0.06
Loss on extinguishment of debt	0.01	0.01	—	—	—	—
Integration expenses associated with Finagaz	0.03	—	0.03	—	—	—
Adjusted diluted earnings (loss) per share	$0.09	$—	$0.02	$0.02	$0.06	$(0.01)
(1)    Includes the impact of rounding.
(2)    Income taxes associated with pre-tax adjustments determined using statutory business unit tax rates.
(3)    Adjusted diluted earnings per share for the three months ended June 30, 2017 are based upon fully diluted shares of 177.298 million.